UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa
(Address of principal executive offices)

50021
(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, Casey’s General Stores, Inc. (the “Company”) announced that Steve Bramlage has been appointed as the Company’s Chief Financial Officer, effective June 1, 2020 (the “Effective Date”). Mr. Bramlage will succeed William J. Walljasper, whose retirement was announced earlier this year. After the Effective Date, Mr. Walljasper will remain with the Company as an Executive Advisor through a transition period.

Mr. Bramlage, age 49, served as Executive Vice President and Chief Financial Officer of Aramark (NYSE: ARMK) from 2015 to 2020.  Prior to joining Aramark, Mr. Bramlage was employed by Owens-Illinois (NYSE: OI) from 2006 to 2015, where he held numerous senior management roles, most recently Senior Vice President and Chief Financial Officer. Before Owens-Illinois, Mr. Bramlage held management roles within PPG Industries, Inc. (NYSE: PPG) and Eli Lilly and Company (NYSE: LLY), and before that, was with Ernst & Young.  He holds a Master’s of Business Administration degree in Finance, Management and Strategy from the Kellogg School of Management at Northwestern University and a Bachelor of Science in Business Administration degree in Accounting and Finance from the University of Dayton.

There is no family relationship between Mr. Bramlage and any of the Company’s directors or executive officers.  Mr. Bramlage has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

On May 12, 2020, the Company entered into an Employment Agreement (the “Employment Agreement”) and a Change of Control Agreement (the “COC Agreement”) with Mr. Bramlage. Mr. Bramlage’s annual compensation will consist of (a) a base salary at an annual rate of at least $675,000, (b) an annual “target” bonus opportunity equal to at least 75% of base salary, and (c) an annual long-term incentive award with a “target” grant date value equal to at least 175% of base salary.

In addition, the Employment Agreement provides for certain special, one-time items in connection with Mr. Bramlage’s hiring, including a sign-on equity-based award and certain relocation benefits.  The sign-on award will consist of an award of restricted stock units (“RSUs”) with a grant date value equal to $1,000,000 and an award of performance-based restricted stock units (“PSUs”) with a target grant date value equal to $1,000,000. The RSUs will vest in equal installments on each of the first three anniversaries of the grant date. The PSUs will cliff vest between 0% and 200% of target subject to the achievement of applicable performance goals over a three-year performance period, as determined by the Company's Compensation Committee in its reasonable discretion and not inconsistent with the annual PSU awards granted to other senior executives of the Company in fiscal year 2021.

Mr. Bramlage will be required to relocate to Des Moines, Iowa, or the surrounding area.  In connection therewith, the Company will reimburse Mr. Bramlage for up to an aggregate of $200,000 for (a) transaction costs in connection with selling his current residence and purchasing a new one, (b) certain costs for shipping his personal items, and (c) the costs of certain roundtrip travel between Pennsylvania and Iowa.  Such amounts are subject to repayment by Mr. Bramlage if his employment is terminated prior to the first anniversary of the Effective Date by Mr. Bramlage without good reason or by the Company for cause. In addition, the Company will provide Mr. Bramlage with a monthly housing stipend of $5,000 through the earlier of the sale of his residence in Pennsylvania and December 31, 2020.  Mr. Bramlage is responsible for his taxes with respect to the relocation benefits.

In the event of a termination of Mr. Bramlage’s employment by the Company without cause or by Mr. Bramlage for good reason (other than within 24 months following a change of control), he would be entitled to cash severance payments equal to 18 months’ base salary and COBRA premiums, payable in equal installments over 18 months, subject to the execution of a general release in favor of the Company and compliance with non-competition/solicitation covenants. In the event of a termination of employment within 24 months following a change of control, Mr. Bramlage would instead become eligible for all of the rights, payments and benefits set forth in the COC Agreement, as described below.

Change of Control Agreement

The COC Agreement is effective from the Effective Date through June 30, 2023, except that commencing on June 30, 2022, and each June 30th thereafter, it will automatically extend for one year, unless either party provides notice of non-renewal at least 60 days prior to the applicable renewal date.  In the event the Company enters into an agreement, the consummation of which would result in a change of control of the Company, or any person publicly announces an intention to take actions that would constitute a change of control, the Company may not provide notice of non-renewal of the COC Agreement until at least one month following the public announcement of the abandonment of the transaction that resulted in such potential change of control.

In the event Mr. Bramlage’s employment is terminated during the term of the COC Agreement by the Company without cause or by Mr. Bramlage for good reason (each, as defined in the COC Agreement and referred to as a “Qualifying Termination”), Mr. Bramlage would be entitled to a lump-sum cash severance payment in an amount equal to the sum of (a) two times the sum of Mr. Bramlage’s then-current annual base salary (or, if higher, the annual base salary in effect immediately prior to the change of control) and the greater of the annual bonus received by Mr. Bramlage for the last full fiscal year prior to such termination or the last full fiscal year prior to the change of control (the “Recent Bonus”), (b) a pro rata Recent Bonus and (c) an amount equal to 24 months of Mr. Bramlage’s monthly COBRA premiums.  If Mr. Bramlage experiences a Qualifying Termination following a potential change of control but prior to a change of control, and it is demonstrated that such Qualifying Termination was at the request of the potential acquirer or otherwise was in connection with the change of control and the change of control actually occurs, then Mr. Bramlage would be entitled to receive a lump-sum cash payment within 30 days following such change of control equal to the excess, if any, of the aggregate severance payments described in the preceding sentence over the aggregate severance payments Mr. Bramlage would have received under the Employment Agreement (or any other applicable plan or agreement) as a result of such Qualifying Termination.

Mr. Bramlage is not entitled to any excise tax gross-up payments with respect to Section 280G of the Internal Revenue Code.  Instead, the COC Agreement provides for a “best net” approach, whereby change of control payments are limited to the threshold amount under Section 280G if it would be more favorable to Mr. Bramlage on a net after-tax basis than receiving the full payments and paying the excise taxes.

The foregoing summaries of the Employment Agreement and the COC Agreement are general descriptions only and are qualified in their entirety by reference to the full text of the Employment Agreement (including the COC Agreement, which is an exhibit to the Employment Agreement) which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.  The Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated May 12, 2020, between the Company and Steve Bramlage (with the Change of Control Agreement attached as an exhibit thereto)
99.1	Press Release issued by Casey’s General Stores, Inc. dated May 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: May 13, 2020	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer